UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported)

February 20, 2007

SMART & FINAL INC.

(Exact name of registrant as specified in its charter)

Delaware	001-10811	95-4079584
(State of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

600 Citadel Drive City of Commerce, California	90040
(Address of principal executive offices)	(Zip Code)

(323) 869-7500

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☒	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry Into a Material Definitive Agreement.

On February 20, 2007, Smart & Final Inc., a Delaware corporation (“Smart & Final”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Sharp Holdings Corp., a Delaware corporation (“Buyer”), Sharp Acquisition Corp., a Delaware corporation and wholly owned subsidiary of Buyer (“Acquisition Sub”), and Smart & Final, pursuant to which Acquisition Sub will merge with and into Smart & Final, with Smart & Final as the surviving corporation (the “Merger”). Buyer and Acquisition Sub are affiliates of Apollo Management, L.P., a Delaware limited partnership.

Pursuant to the Merger Agreement, at the effective time of the Merger, each issued and outstanding share of common stock, $0.01 par value per share, of Smart & Final, will be converted into the right to receive $22.00 per share in cash, other than (i) shares acquired pursuant to the Stock Purchase Agreement (as defined below) by Buyer from Casino USA, Inc. (“Casino USA”), Smart & Final’s majority stockholder, and (ii) shares owned by any stockholders who are entitled to and who properly exercise appraisal rights under Delaware law. Concurrently with Smart & Final’s entry into the Merger Agreement, Casino USA and Casino Guichard-Perrachon, S.A. (“Groupe Casino”), Casino USA’s parent company, entered into a stock purchase agreement with Buyer pursuant to which Groupe Casino will sell all of the issued and outstanding shares of Casino USA to Buyer (the “Stock Purchase Agreement”). The price paid for Casino USA under the terms of the Stock Purchase Agreement will be based on the number of Smart & Final shares held by Casino USA at the same $22.00 per share price to be paid in the Merger. Pursuant to the Stock Purchase Agreement, Groupe Casino and Casino USA, which together own approximately 55% of Smart & Final’s common stock, have agreed to vote their shares in favor of the Merger in accordance with the provisions therein.

Completion of the Merger is subject to customary closing conditions, including, among others, approval by Smart & Final’s stockholders and expiration or termination of all waiting periods required under the Hart-Scott-Rodino Antitrust Improvements Act of 1976. Prior to the closing of the Merger and subject to certain exceptions, Smart & Final has agreed not to solicit, participate in discussions regarding, or furnish information in connection with, any competing acquisition proposal.

The foregoing descriptions of the Merger Agreement and Stock Purchase Agreement are only summaries, do not purport to be complete and are qualified in their entirety by reference to the Merger Agreement and Stock Purchase Agreement. The Merger Agreement and Stock Purchase Agreement are attached as Exhibit 2.1 and Exhibit 99.1 hereto, respectively, and are each incorporated herein by reference. The Merger Agreement and Stock Purchase Agreement have been attached to provide investors with information regarding their terms. They are not intended to provide any other factual information about Smart & Final, Buyer, Acquisition Sub, Casino USA or Groupe Casino. In particular, the assertions embodied in the representations and warranties contained in the Merger Agreement and the Stock Purchase Agreement are qualified by information in confidential disclosure schedules provided by the parties in connection with the execution of the Merger Agreement and Stock Purchase Agreement. These disclosure schedules contain information that modifies, qualifies and creates exceptions to the representations and warranties set forth in the Merger Agreement and Stock Purchase Agreement. Moreover, certain representations and warranties in the Merger Agreement and Stock Purchase Agreement were used for the purpose of allocating risk between the parties rather than establishing matters as facts. Accordingly, you should not rely on the representations and warranties in the Merger Agreement or the Stock Purchase Agreement as characterizations of the actual state of facts about any of the parties to such agreements.

Item 2.02. Results of Operations and Financial Condition.

On February 20, 2007, Smart & Final issued a news release announcing, among other things, the results of operations for the quarter and fiscal year ended December 31, 2006. The news release is attached as Exhibit 99.2 hereto.

Item 5.01. Changes in Control of Registrant.

If the Merger is consummated, there will be a change in control of Smart & Final. See the disclosure under Item 1.01 above for additional information.

Item 8.01. Other Events.

On February 20, 2007, Smart & Final issued a news release announcing, among other things, the Merger Agreement and the Stock Purchase Agreement. The news release is attached as Exhibit 99.2 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits

2.1	Agreement and Plan of Merger, dated as of February 20, 2007, by and among Sharp Holdings Corp., Sharp Acquisition Corp. and Smart & Final Inc.*

99.1	Stock Purchase Agreement, dated as of February 20, 2007, by and between Sharp Holdings Corp., Casino Guichard-Perrachon SA and Casino USA, Inc.

99.2	News Release of Smart & Final Inc. dated February 20, 2007.

*	The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 601(b)(2) of Regulation S-K. Smart & Final will furnish supplementally copies of any such schedules to the U.S. Securities and Exchange Commission upon request.

Forward-Looking and Cautionary Statements

This document includes information that could constitute forward-looking statements made pursuant to the safe harbor provision of the Private Securities Litigation Reform Act of 1995, which include words such as “anticipate,” “believe,” “plan,” “estimate,” “expect,” “intend,” and similar and related expressions. Such forward-looking statements involve risks and uncertainties. Although Smart & Final believes that the expectations reflected in such forward-looking statements are based on reasonable assumptions, Smart & Final’s actual results could differ materially from those described in the forward-looking statements. The following factors might cause such a difference: the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement and/or the stock purchase agreement; the outcome of any legal proceedings that have been or may be instituted against Smart & Final and others following announcement of the merger agreement or the stock purchase agreement; the inability to complete the merger due to the failure to obtain stockholder approval or the failure to satisfy other conditions to the completion of the merger, including the expiration of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976 and the receipt of other required regulatory approvals; risks that the proposed transaction disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; the amount of the costs, fees, expenses and charges related to the merger and the actual terms of certain financings that will be obtained for the merger; Smart & Final’s ability to effectively manage business growth; changes in legislation and regulations related to the sale and distribution of food products and the sale of alcoholic beverages; increased competition from other foodservice providers; changes in the acceptance of Smart & Final’s services and products by institutional customers and consumers; changes in customer relationships; acceptance of new programs, services, and products by institutional customers and consumers; and global economic conditions, including interest and currency rate fluctuations, and inflation rates. Additional information regarding these and other risk factors and uncertainties are set forth from time to time in Smart & Final’s filings with the Securities and Exchange Commission, available for viewing on Smart & Final’s website at www.smartandfinal.com (To access this information on Smart & Final’s website, click on “Corporate” and then “SEC”.) All forward-looking statements are based on information available to Smart & Final on the date of this document. The Company undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information and Where to Find It

This communication may be deemed to be solicitation material in respect of the proposed acquisition of Smart & Final by affiliates of Apollo Management, L.P. In connection with the proposed transaction, Smart & Final will file a proxy statement and file or furnish other relevant materials with the Securities and Exchange Commission. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ ALL RELEVANT MATERIALS FILED OR FURNISHED WITH THE SECURITIES AND EXCHANGE COMMISSION, INCLUDING THE PROXY STATEMENT WHEN IT BECOMES AVAILABLE, BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION ABOUT THE PROPOSED TRANSACTION. Investors and security holders may obtain a free copy of the proxy statement (when available) and other documents filed or furnished to the Securities and Exchange Commission by Smart & Final at the Securities and Exchange Commission’s website at www.sec.gov. The proxy statement and other relevant materials may also be obtained for free from Smart & Final by directing such request to Investor Relations, Smart & Final Inc., 600 Citadel Drive, Commerce, California 90040. The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

Participants in Solicitation

Smart & Final and its directors, executive officers and other members of its management and employees may be deemed to be participants in the solicitation of proxies from its stockholders in connection with the proposed transaction. Information concerning the interests of Smart & Final’s participants in the solicitation is set forth in Smart & Final’s proxy statements and Annual Reports on Form 10-K, previously filed with the Securities and Exchange Commission, and in the proxy statement relating to the merger when it becomes available. Each of these documents is, or will be, available free of charge at the Securities and Exchange Commission’s website at www.sec.gov and from Smart & Final at www.smartandfinal.com or by directing such request to the address provided above.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SMART & FINAL INC.

By:	/s/ Richard N. Phegley
Name:	Richard N. Phegley
Title:	Senior Vice President and Chief
Financial Officer

Date: February 20, 2007

INDEX TO EXHIBITS

Exhibit No.	Description
2.1	Agreement and Plan of Merger, dated as of February 20, 2007, by and among Sharp Holdings Corp., Sharp Acquisition Corp. and Smart & Final Inc.*

99.1	Stock Purchase Agreement, dated as of February 20, 2007, by and between Sharp Holdings Corp., Casino Guichard-Perrachon S.A. and Casino USA, Inc.

99.2	News Release of Smart & Final Inc. dated February 20, 2007.

*	The schedules to the Merger Agreement have been omitted from this filing pursuant to Item 602(b)(2) of Regulation S-K. Smart & Final will furnish supplementally copies of any such schedules to the U.S. Securities and Exchange Commission upon request.